Haseltine Law Office

1629 K St, NW, Suite 300
Washington, DC 20006
                                                                           703 627 2652; fax 866 305 7563
Email: william@wbhlaw.net

                                                                           611 E Glenoaks Blvd
                                                                           Glendale, CA 91207
                                                                           818 291 0661; fax 866 305 7563
URL: www.wbhlaw.
August 3, 2010

Alternative Energy Partners, Inc.
2400 East Commercial Boulevard, Suite 201
Fort Lauderdale, Florida 33308

Re:           Alternative Energy Partners, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), by Alternative Energy Partners, Inc., a Florida corporation (the “Company”), of 18,346,152 shares of the Company’s Common Stock, par value $.0001 per share (the “Shares”), I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.  The Shares are to be issued under Consulting Agreements (the “Agreements”).

Upon the basis of such examination, I advise you that, in my opinion, the Shares have been duly authorized and when the Registration Statement has become effective under the Act and the Shares have been duly issued as provided in the Agreements, the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, I have, with your approval, relied as to certain matters on information obtained from officers of the Company and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ William Haseltine
________________________
William Haseltine